As filed with the Securities and Exchange Commission on October 28, 2005
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM S-3
Registration Statement
Under the Securities Act of 1933
_______________________
BALL CORPORATION
(Exact name of issuer as specified in its charter)

Indiana	35-0160610
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

10 Longs Peak Drive
Broomfield, Colorado 80021-2510
Telephone Number 303-469-3131
(Address, including Zip Code and telephone number, including Area Code, of Registrant’s Principal Executive Offices)
_______________________________

Agent for Service
CT Corporation System
1675 Broadway, Suite 1200,
Denver, Colorado 80202
Telephone Number 303-629-2500
(Name, address, including Zip Code and telephone number,
including Area Code, of Agent for Service)
_______________________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.
_______________________________

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.   ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.   ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price Per Unit*	Proposed Maximum Aggregate Offering Price**	Amount of Registration Fee
Common Stock* (without par value)	1,000,000 shares	$36.75	$36,750,000	$4,325.48

(*) Each share of Ball Corporation Common Stock includes a right (“Ball Right”) to purchase Series A Junior Participating Preferred Stock of Ball or, under certain circumstances, Ball Common Stock, cash, property or other securities of Ball.
(**) Computed pursuant to Rule 457(b) solely for the purpose of determining the registration fee for 1,000,000 shares which may be granted, on the basis of the average of the high and low prices of the Common Stock on the New York Stock Exchange-Composite Transactions for October 25, 2005.
_______________________________________
Pursuant to Rule 429 under the Securities Act of 1933, the prospectus relating to this registration statement is a combined prospectus relating also to registration statement no. 033-58741 filed by the registrant on Form S-3 on April 21, 1995.

The issuer hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the issuer shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

CROSS REFERENCE SHEET

Cross Reference Sheet Pursuant to Item 501(b) of Regulation S-K Showing Location in Prospectus of Information Required by Items of Form S-3

Form S-3 Item Number		Location in Prospectus
1.	Forepart of the Registration Statement and Outside Front Cover Page of Prospectus	Front Cover Page
2.	Inside Front and Outside Back Cover Pages of Prospectus	Inside Front Cover Page; Outside Back Cover Page
3.	Summary Information, Risk Factors and Ratio of Earnings to Fixed Charges	Inapplicable: except address and telephone number of principal executive offices, the Corporation
4.	Use of Proceeds	The Plan - Question 1
5.	Determination of Offering Price	The Plan - Question 11
6.	Dilution	Inapplicable
7.	Selling Security Holders	Inapplicable
8.	Plan of Distribution	The Plan
9.	Description of Securities to be registered	Description of Common Stock - Incorporated by Reference
10.	Interests of Named Experts and Counsel	Experts
11.	Material Changes	The Plan
12.	Incorporation of Certain Material by Reference	Documents Incorporated by Reference
13.	Disclosure of Commission Position on Indemnification for Securities Act Liabilities	Inapplicable

BALL CORPORATION

Dividend Reinvestment and Voluntary Stock Purchase Plan for Shareholders

1,000,000 Shares of
Common Stock
Without par value
_______________________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR
DISAPPROVED BY THE SECURITIES AND EXCHANGE
COMMISSION NOR HAS THE COMMISSION PASSED UPON THE
ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
_______________________________

The Dividend Reinvestment and Voluntary Stock Purchase Plan for Shareholders (the “Plan”) of Ball Corporation provides a simple and convenient method for the Shareholders of the Company’s Common Stock to purchase shares of the Company’s Common Stock without payment of a brokerage commission or service charge.

Participants in the Plan may have cash dividends on their shares of Common Stock automatically reinvested and, if they choose, invest by making optional cash payments of not less than $25 per payment nor more than a total of $2,000 per month.

The purchase price of the shares of Common Stock purchased by reinvestment of cash dividends and by investment of optional cash payments will be 95 percent and 100 percent, respectively, of the average of the high and low sale prices of the Company’s Common Stock (as published in The Wall Street Journal report of the New York Stock Exchange - Composite Transactions, corrected for any reporting errors) for the Investment Date, or, if the Common Stock is not traded on the Investment Date, the last trading day preceding the Investment Date on which the Common Stock is traded.

This Prospectus relates to 1,000,000 authorized and unissued shares of the Company’s Common Stock registered for purchase under the Plan. The shares reserved for the Plan and held under the Plan shall be subject to adjustment through declaration of stock dividends and through recapitalization resulting in stock split-ups, combinations or exchanges or otherwise. It is suggested that this Prospectus be retained for future reference.

No person is authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer contained in this Prospectus, and, if given or made, such information must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date thereof.

The date of this prospectus is October 28, 2005

THE COMPANY

Ball Corporation, an Indiana corporation (the “Company”), has its principal executive offices at 10 Longs Peak Drive, Broomfield, Colorado 80021 (telephone number (303) 469-3131).

DESCRIPTION OF THE PLAN

The following is a question and answer statement of the provisions of the Dividend Reinvestment and Voluntary Stock Purchase Plan for Shareholders of the Company. Questions and Answers 1 through 25 both explain and constitute the Plan, which was adopted by the Board of Directors on October 25, 1977, as amended and renamed by action of the Board of Directors, acting by and through its Executive Committee, on August 27, 1979, as amended on January 27, 1982, and on January 27, 1992.

PURPOSE

1.     What is the purpose of the Plan?
      The purpose of the Plan is to provide participants with a simple and convenient method of investing cash dividends and optional cash payments in shares of Common Stock of the Company, without payment of any brokerage commission or service charge. Since such shares of Common Stock will be purchased from the Company, the Company will receive additional funds needed for the repayment of debt, for working capital, and for other corporate purposes.

ADVANTAGES

2.     What are the features of the Plan?
      As a participant in the Plan, (a) you may purchase shares of Common Stock at a 5 percent discount from the market price by reinvesting cash dividends, as paid from time to time, on all of the shares of Common Stock registered in your name, or (b) you may purchase shares of Common Stock by making optional cash payments of not less than $25 per payment up to a maximum of $2,000 per month, or (c) you may do both. You do not pay any brokerage commission or service charge for your purchases under the Plan. Full investment of funds is possible under the Plan because the Plan permits fractions of shares, as well as full shares, to be credited to your account. You can avoid the inconvenience and expense of safekeeping certificates for shares credited to your account under the Plan. A statement of account will be mailed to you after each purchase to provide simplified record keeping.

ADMINISTRATION

3.     Who administers the Plan for participants?
      EquiServe Trust Company, N.A. (the “Agent”) a federally chartered trust institution, administers the Plan for the Company, keeps records, sends statements of account to participants and performs other duties relating to the Plan. EquiServe, Inc., an affiliate of EquiServe and a transfer agent registered with the Securities and Exchange Commission, acts as service agent for EquiServe.

ELIGIBILITY

4.     Who is eligible to participate?
      All holders of record of shares of Common Stock of the Company are eligible to participate in the Plan. Beneficial owners of shares of Common Stock whose shares are registered in names other than their own (for instance, in the name of a broker or bank nominee) must either become shareholders of record by having shares transferred into their own names or have their broker or nominee act for them.

PARTICIPATION BY SHAREHOLDERS

5.    How do shareholders participate?
       A holder of record of shares of Common Stock may join the Plan at any time by going online to www.equiserve.com or by completing and signing a shareholder Authorization Card and returning it to the Agent. If your shareholder Authorization Card is received by the Agent ON OR BEFORE the record date for determining the shareholders entitled to the next dividend, reinvestment of your dividends will commence with such dividend. The record dates for quarterly dividends customarily payable in the middle of March, June, September and December are normally on the first day of the month or in the early part of these months. (Historically, the Company has paid dividends at these times, although there can be no assurance that this policy will continue.) If your shareholder Authorization Card is received AFTER the record date, reinvestment of your dividends will not start until payment of the next dividend declared after your Authorization Card is received. For example, if the shareholder Authorization Card is received by the Agent on or before the December dividend record date, the December dividend will be reinvested. A shareholder Authorization Card and a postage-paid return envelope may be obtained at any time by writing to EquiServe Trust Company, N.A., Ball Corporation Dividend Reinvestment and Voluntary Stock Purchase Plan for Shareholders, P.O. Box 43081, Providence, Rhode Island 02940-3081, by calling the Agent at 1-800-446-2617 or by going online to www.equiserve.com.

6.     What are my options under the Plan?
     You may choose either or both of the following investment options:

(a)    To reinvest automatically cash dividends on all shares registered in your name at 95 percent of the current market price (see the answer to Question 11 for a description of how this is computed); and/or

(b)    To invest by making optional cash payments of not less than $25 per payment in any amount up to a total maximum amount of $2,000 per month, whether or not your dividends are being reinvested, at 100 percent of the current market price as defined in the Plan.

See the answer to Question 10 as to the timing of purchases.

7.    May I change options under the Plan?
Yes. You may change options at any time by going online at www.equiserve.com, by calling the Agent at 1-800-446-2617 or completing and signing a new shareholder Authorization Card and returning it to the Agent. The answer to Question 5 explains how to obtain an Authorization Card and return envelope. Any change of option concerning the reinvestment of dividends must be received by the Agent on or before the record date for a dividend (see Question 8) in order for the change to become effective with that dividend.

REINVESTMENT OF DIVIDENDS

8.     How are dividends reinvested?
      If your shareholder Authorization Card is received by the Agent on or before the record date for determining the holders of shares entitled to the next dividend, reinvestment of your dividends will commence with such dividend. Your dividends will be used by the Agent to purchase full and/or fractional shares from the Company. The Agent will credit the shares to the accounts of the individual participants. Shares held for the accounts of participants are registered in the name of the Agent’s nominee.

OPTIONAL CASH PAYMENTS

9.     How does the cash payment option work?
      You may invest in additional shares of Common Stock by making optional cash payments of not less than $25 per payment. Optional payments may be made at irregular intervals and the amount of each such payment may vary, but total payments invested may not exceed $2,000 per month. Participants in the Plan have no obligation to make any optional cash payments.

An optional cash payment may be made by enclosing a check with the Authorization Card when enrolling; or thereafter by forwarding a check to the Agent with a payment form which will be attached to each statement of account. Checks must be made payable to EquiServe-Ball Corporation, in United States dollars, drawn on a United States bank and sent to P.O. Box 15351, Newark, New Jersey 07188-0001. No interest will be paid on optional cash payments. The Agent will not accept cash, traveler’s checks, money orders or third party checks for optional cash payments.

In the event that any deposit is returned unpaid for any reason, the Agent will consider the request for investment of such funds null and void and shall immediately remove from your account shares, if any, purchased upon the prior credit of such funds. The Agent shall thereupon be entitled to sell these shares to satisfy any uncollected balance. If the net proceeds of the sale of such shares are insufficient to satisfy the balance of such uncollected amount, the Agent shall be entitled to sell additional shares from your account to satisfy the uncollected balance. A $25 fee will be charged for any optional cash payment returned unpaid.

PURCHASES

10.    When will purchases of Common Stock be made?
     Optional cash payments received by the Agent BEFORE the 15th day of any month will be applied by the Agent to the purchase of additional shares of Common Stock from the Company on, or shortly after, the 15th day of the month during which cash payments have been received by the Agent. Optional cash payments received by the Agent ON OR AFTER the 15th day of any month will be held for investment on the 15th day of the next month unless the Agent is specifically requested in writing to return the payment to the shareholder.

Cash dividends on shares registered in the names of participants and designated for reinvestment, and cash dividends on shares held by the Agent in Plan accounts will be applied by the Agent on the Investment Date to the purchase of additional shares of Common Stock. The “Investment Date” is the dividend payable date, when, as and if declared by Ball Corporation. Historically, the Company has paid dividends in March, June, September and December, although there can be no assurance that this policy will continue.

11.   What will be the price of shares purchased under the Plan?
The purchase price of the shares of Common Stock purchased by reinvestment of cash dividends and investment of optional cash payments will be 95 percent and 100 percent, respectively, of the average of the high and low sale prices of the Company’s Common Stock (as published in The Wall Street Journal report of the New York Stock Exchange - Composite Transactions, corrected for any reporting errors) for the Investment Date, or, if the Common Stock is not traded on the Investment Date, for the last trading day preceding the Investment Date on which the Common Stock is traded.

The price of all shares purchased will be computed to three decimal places.

12.   How will the number of shares purchased for a participant be determined?
The number of shares that will be purchased for you on any Investment Date will depend on the amount of your dividend, the amount of any optional cash payments and the applicable purchase price of the Common Stock. Your account will be credited with the number of shares, both full and fractional, that results from dividing the amounts of your dividends and optional payments to be invested by the applicable purchase price (computed to three decimal places).

COSTS

13.   Are there any charges to me for my purchases under the Plan?
    No. There are no brokerage fees for purchases because shares are purchased directly from the Company. All costs of administration of the Plan will be paid by the Company. However, if you request the Agent to sell your shares in the event of your withdrawal from the Plan, the Agent will deduct any brokerage commission and transfer tax incurred (see Question 19).

DIVIDENDS

14.   Will dividends be paid on shares held in my Plan account?
      Yes. Cash dividends on full shares, and any fraction of a share, credited to your account are automatically reinvested in additional shares and credited to your account.

REPORTS TO PARTICIPANTS

15.   What kind of reports will be sent to me?
     Following each purchase of shares for your account, the Agent will mail to you a statement showing amounts invested, purchase price, the number of shares purchased, the fair market value of the shares purchased and other similar information for the year-to-date. These statements are your record of the costs of your purchases and should be retained for income tax and other purposes. In addition, you will receive copies of the same communications sent to all other holders of shares of Common Stock, including the Company’s quarterly reports and annual report to shareholders, a notice of the annual meeting and proxy statement and Internal Revenue Service information for reporting dividend income received. You may also view year-to-date transaction activity in your account under the Plan for the current year, as well as activity in prior years, by accessing your account at www.equiserve.com.

CERTIFICATES FOR SHARES

16.    Will I receive certificates for shares of Common Stock purchased under the Plan?
      Shares of Common Stock purchased by the Agent for your account will be registered in the name of the Agent’s nominee and certificates for such shares will not be issued to you until requested by you. The total number of shares credited to your account will be shown on each statement of account. This custodial service protects you against the risk of loss, theft or destruction of stock certificates.

 Certificates for any number of whole shares credited to your account will be issued to you at any time upon written request to the Agent. Any remaining full shares and fraction of a share will continue to be credited to your account. Certificates for fractions of shares will not be issued under any circumstances.

17.    May shares held in my Plan account be pledged?
      No. If you wish to pledge shares credited to your Plan account, you must request certificates for such shares.

18.    In whose name will certificates be registered when issued?
      When issued to you upon your request, certificates for shares will be registered in the name in which your Plan account is maintained. Generally, this will be the name or names in which your certificates are registered at the time you enroll in the Plan.

WITHDRAWAL FROM THE PLAN

19.   How do I withdraw from the Plan?
     You may withdraw from the Plan at any time by accessing your account at www.equiserve.com, by calling the Agent at 1-800-446-2617 or by sending a written notice that you wish to withdraw to EquiServe Trust Company, N.A., Ball Corporation Dividend Reinvestment and Voluntary Stock Purchase Plan for Shareholders, P.O. Box 43081, Providence, Rhode Island 02940-3081. When you withdraw from the Plan, or upon termination of the Plan by the Company, certificates for whole shares credited to your account under the Plan will be issued to you and you will receive a cash payment for any fraction of a share (see Question 20) and for any optional cash payments that you have made which have not yet been used to purchase Common Stock.

 Upon withdrawal from the Plan, you may, if you desire, also request that all of the shares credited to your Plan account be sold by the Agent. If such sale is requested, the sale of all whole shares in your Plan account will be made for your account by the Agent within ten business days of the Agent’s receipt of the request. You will receive from the Agent a check for the proceeds of the sale minus any brokerage commission, if the services of a broker are used, and any transfer fees incurred. You will also receive a cash payment for any fraction of a share (see Question 20) and for any optional cash payments that you have made which have not yet been used to purchase Common Stock.

20.    What happens to my fractional share when I withdraw from the Plan?
      When you withdraw from the Plan, a cash adjustment representing the proceeds from the sale of any fractional share then credited to your account, less any brokerage commission, if the services of a broker are used, and any transfer tax incurred, will be mailed directly to you.

OTHER INFORMATION

21.    What happens if I sell or transfer shares registered in my name?
      To sell shares in your dividend reinvestment account, you may either use the form which is part of your account statement, telephone EquiServe Trust Company, N.A. at 1-800-446-2617 or access your account at www.equiserve.com. All sale requests having an anticipated market value of $100,000 or more are expected to be submitted in written form. In addition, all sale requests within thirty days of an address change are expected to be submitted in written form.

If you sell or transfer a portion of the shares of Common Stock registered in your name, then the dividends on shares remaining in your name and in your account will continue to be reinvested until you notify the Agent that you wish to withdraw from the Plan.

If you dispose of all shares of Common Stock registered in your name, the dividends on the shares credited to your Plan account will continue to be reinvested until you notify the Agent that you wish to withdraw from the Plan.

22.   What happens if the Company issues a stock dividend or declares a stock split?
Any shares distributed by the Company as a stock dividend on shares (including fractional shares) credited to your account under the Plan, or upon any split of such shares, will be credited to your account. Stock dividends or splits distributed on all other shares held by you and registered in your own name will be mailed directly to you.

23.   Can I vote shares in my Plan account at meetings of shareholders?
 Yes. You will receive a proxy card for the total number of whole shares held-both the shares registered in your name and those credited to your Plan account. The total number of whole shares held may also be voted by telephone or via the Internet. Fractional shares held in Plan accounts will not be voted.

24.   What is the responsibility of the Company and the Agent under the Plan?
 Neither the Company nor the Agent, in administering the Plan, will accept liability for any act done in good faith or for any good-faith omission to act, including, without limitation, any claim or liability arising out of failure to terminate a participant’s account upon such participant’s death prior to receipt by the Agent of notice in writing of such death.

NEITHER THE COMPANY NOR THE AGENT CAN ASSURE YOU OF A PROFIT OR PROTECT YOU AGAINST A LOSS ON SHARES PURCHASED UNDER THE PLAN.

25.    May the Plan be changed or discontinued?
     The Company reserves the right to modify, suspend or terminate the Plan at any time. Any such modification, suspension or termination will not affect previously executed transactions. The Company also reserves the right to adopt, and from time to time change, such administrative rules and regulations (not inconsistent in substance with the basic provisions of the Plan as then in effect) as it deems desirable or appropriate for the administration of the Plan. The Agent reserves the right to resign at any time upon reasonable written notice to the Company.

USE OF PROCEEDS

The Company has no basis for estimating precisely either the number of shares of Common Stock that ultimately may be sold pursuant to the Plan, or the prices at which such shares will be sold. However, the Company proposes to use the net proceeds from the sale of shares of Common Stock pursuant to the Plan, when and as received, to repay debt of the Company, for working capital and for other corporate purposes.

FEDERAL INCOME TAX CONSEQUENCES

Under Internal Revenue Service rulings in connection with similar plans, the full fair market value of the shares purchased with reinvested dividends is taxable as dividend income to the participant. This means that in addition to the reinvested dividends being taxable, the 5 percent discount allowed on the purchase of shares with reinvested dividends under the Plan is also taxable as dividend income to the participant in the year the shares are purchased. Your statements of account will show the fair market value of the Common Stock purchased with reinvested dividends, and a statement mailed to you at year-end will show total dividend income and the additional income which, under the above rulings, is deemed to result from the 5 percent discount.

Federal law may require that income tax be withheld from the payment of dividends. The Agent shall apply to the purchase of shares of Common Stock on behalf of each participant an amount equal to the dividends payable to such participant less the amount of tax required to be withheld.

You will not realize any taxable income on the purchase of shares under the optional cash payment plan.

You will not realize any taxable income when you receive certificates for whole shares credited to your account, either upon your request for such certificates or upon withdrawal from or termination of the Plan.

You may realize a gain or loss when shares are sold or exchanged, whether such sale or exchange is pursuant to your request to withdraw from the Plan or takes place after withdrawal from or termination of the Plan. You may also realize a gain or loss if you withdraw from the Plan and receive a cash payment for a fraction of a share credited to your account. The amount of such gain or loss will be the difference between the amount you receive for the shares or fraction of a share and the tax basis thereof, as the tax basis is defined below for tax purposes.

In accordance with the rulings referred to above, your tax basis of shares acquired under the Plan by reinvestment of dividends will be equal to the fair market value of the shares on the dividend payment dates (Investment Dates under the Plan) as of which the shares were purchased for your Plan account. The tax basis of shares purchased at fair market value with an optional cash payment will be the amount of such optional cash payment.

The holding period of shares of Common Stock acquired under the Plan, whether purchased with dividends or optional cash payments, will begin on the day following the date as of which the shares were purchased for your account.

In the case of foreign participants who elect to have their dividends reinvested and whose dividends are subject to United States income tax withholding, an amount equal to the dividends payable to such participants, less the amount of tax required to be withheld, will be applied by the Agent to the purchase of shares of Common Stock.

For further information as to the tax consequences of participation in the Plan, you should consult your own tax advisor.

INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents have been filed or furnished by the Company with the Securities and Exchange Commission and are incorporated herein by reference:

(1)    The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

(2)    The Company’s Quarterly Reports for the first quarter ended April 3, 2005, and the second quarter ended July 3, 2005.

(3)    The Company’s Notice of the 2005 Annual Meeting of Shareholders and Proxy Statement dated March 21, 2005, issued in connection with the Annual Meeting of Shareholders held on April 27, 2005.

(4)    The Company’s 8-K Reports dated January 27, 2005; April 28, 2005; April 29, 2005; May 11, 2005; July 28, 2005; October 17, 2005, and October 27, 2005.

(5)    The description of the common stock contained in the Company’s Prospectus dated May 17, 1979 (Registration No. 33-21506) and the restated Rights Agreement dated July 25, 1986, as amended and restated on January 23, 1990, and as amended on Amendment No. 2 to Form 8 dated July 31, 1990.

All documents filed pursuant to Section 13 or 14 of the Securities Exchange Act of 1934 after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such documents.

MATERIAL CHANGES

During the first three quarters of 2005, the Company has repurchased 9,060,309 shares of its Common Stock pursuant to its repurchase program.

        On October 13, 2005, the Company announced that it had completed the closing of its new senior secured credit facility and that in the fourth quarter of 2005 it would redeem all $249,000,000 (principal amount) of its outstanding 7¾ percent Senior Notes due in 2006, which will result in an after-tax, one-time charge of approximately $3.9 million in the fourth quarter of 2005 relating to payment of the call premiums and the write-off of unamortized debt issuance costs. The refinancing and redemption of notes will result in the reduction of Ball’s 2006 interest expense.

ADDITIONAL INFORMATION

     Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities of the Securities and Exchange Commission, 100 F. Street, N.E., Washington, District of Columbia 20549, or can be viewed on the Securities and Exchange Commission’s website at http://www.sec.gov.  Such material can also be inspected at the New York Stock Exchange, 20 Broad Street, New York, New York 10005, The Chicago Stock Exchange, 440 South LaSalle Street, Chicago, Illinois 60605 and Pacific Exchange, Inc., 115 Sansome Street, San Francisco, California 94104. Copies can be obtained from the Securities and Exchange Commission at prescribed rates. Requests should be directed to the Commission’s Public Reference Section, 100 F. Street, N.E., Washington, District of Columbia 20549.

EXPERTS

The validity of the Common Stock offered hereby will be passed upon for the Company by Robert W. McClelland, Associate General Counsel of the Company. Mr. McClelland is paid a salary by the Company and participates in the various employee benefit plans offered by the Company.

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2004 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.      Other Expenses of Issuance and Distribution
Commission Registration Fee ............................................................................	$4,325.48
Stock Exchange Listing Fees .............................................................................	13,500.00
Miscellaneous Expenses ....................................................................................	1,000.00
Total .......................................................................................................................	$18,825.48

Item 15.      Indemnification of Directors and Officers

Section 23-1-37-8 of the Indiana Business Corporation Law provides as follows:

(a)	A corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if

(1) The individual's conduct was in good faith; and

(2) The individual believed:
(A) In the case of conduct in the individual's official capacity with the corporation, that the individual's conduct was in its best interests; and
(B) In all other cases, that the individual's conduct was at least not opposed to its best interests; and

(3) In the case of any criminal proceeding, the individual either:
(A) Had reasonable cause to believe the individual's conduct was lawful; or
(B) Had no reasonable cause to believe the individual's conduct was unlawful.

(b)
A director's conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection (a)(2)(B).

(c)
The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

Section B of Article XII of the Company's Amended Articles of Incorporation provides as follows:

Indemnification of directors, officers and employees shall be as follows:

1.    The Corporation shall indemnify each person who is or was a director, officer or employee of the Corporation, or of any other corporation, partnership, joint venture, trust or other enterprise which he is serving or served in any capacity at the request of the Corporation, against any and all liability and reasonable expense that may be incurred by him in connection with or resulting from any claim, actions, suit or proceeding (whether actual or threatened, brought by or in the right of the corporation or such other corporation, partnership, joint venture, trust or other enterprise, or otherwise, civil, criminal, administrative, investigative, or in connection with an appeal relating thereto), in which he may become involved, as a party or otherwise, by reason of his being or having been a director, officer or employee of the Corporation or of such other corporation, partnership, joint venture, trust or other enterprise or by reason of any past or future action taken or not taken in his capacity as such director, officer or employee, whether or not he continues to be such at the time such liability or expense is incurred, provided that such person acted in good faith and in a manner he reasonably believed to be in the best interests of the Corporation or such other corporation, partnership, joint venture, trust or other enterprise, as the case may be, and, in addition, in any criminal action or proceedings, had no reasonable cause to believe that his conduct was unlawful. Notwithstanding the foregoing, there shall be no indemnification (a) as to amounts paid or payable to the Corporation or such other corporation, partnership, joint venture, trust or other enterprise, as the case may be, for or based upon the director, officer or employee having gained in fact any personal profit or advantage to which he was not legally entitled; (b) as to amounts paid or payable to the Corporation for an accounting of profits in fact made from the purchase or sale of securities of the Corporation within the meaning of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any state statutory law; or (c) with respect to matters as to which indemnification would be in contravention of the laws of the State of Indiana or of the United States of America whether as a matter of public policy or pursuant to statutory provisions.

2.    Any such director, officer or employee who has been wholly successful, on the merits or otherwise, with respect to any claim, action, suit or proceeding of the character described herein shall be entitled to indemnification as of right, except to the extent he has otherwise been indemnified. Except as provided in the preceding sentence, any indemnification hereunder shall be granted by the Corporation, but only if (a) the Board of Directors, acting by a quorum consisting of directors who are not parties to or who have been wholly successful with respect to such claim, action, suit or proceeding, shall find that the director, officer or employee has met the applicable standards of conduct set forth in paragraph 1 of this Section B of Article XII; or (b) outside legal counsel engaged by the Corporation (who may be regular counsel of the Corporation) shall deliver to the corporation its written opinion that such director, officer or employee has met such applicable standards of conduct; or (c) a court of competent jurisdiction has determined that such director, officer or employee has met such standards, in an action brought either by the Corporation, or by the director, officer or employee seeking indemnification, applying de novo such applicable standards of conduct. The termination of any claim, action, suit or proceeding, civil or criminal, by judgment, settlement (whether with or without court approval) or conviction or upon a plea of guilty or of nolo contendere, or its equivalent, shall not create a presumption that a director, officer or employee did not meet the applicable standards of conduct set forth in paragraph 1 of this Section B of Article XII.

3.    As used in this Section B of Article X11, the term "liability" shall mean amounts paid in settlement or in satisfaction of judgments or fines or penalties, and the term "expense" shall include, but shall not be limited to, attorneys' fees and disbursements, incurred in connection with the claim, action, suit or proceeding. The Corporation may advance expenses to, or where appropriate may at its option and expense undertake the defense of, any such director, officer or employee upon receipt of an undertaking by or on behalf of such person to repay such expenses if it should ultimately be determined that the person is not entitled to indemnification under this Section B of Article X11.

4.    The provisions of this Section B of Article XII shall be applicable to claims, actions, suits or proceedings made or commenced after the adoption hereof whether arising from acts or omissions to act occurring before or after the adoption hereof. If several claims, issues or matters of action are involved, any such director, officer or employee may be entitled to indemnification as to some matters even though he is not so entitled as to others. The rights of indemnification provided hereunder shall be in addition to any rights to which any director, officer or employee concerned may otherwise be entitled by contract or as a matter of law, and shall inure to the benefit of the heirs, executors and administrators of any such director, officer or employee.

Item 16.	Exhibits

	EX-5	Opinion of Robert W. McClelland re Legality of Shares
	EX-23	Consent of Robert W. McClelland is contained in his opinion filed as Exhibit 5 to this Registration Statement
	EX-24	Powers of Attorney

Item 17.	Undertakings

(a)    The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective Amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a((1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Broomfield, state of Colorado, on October 28, 2005.

BALL CORPORATION (Registrant) By: /s/ R. David Hoover R. David Hoover Chairman, President and Chief Executive Officer October 28, 2005

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
(1)	Principal Executive Officer:
	/s/ R. David Hoover		Chairman, President and Chief Executive Officer
	R. David Hoover		October 28, 2005
(2)	Principal Financial Officer:
	/s/ Raymond J. Seabrook		Senior Vice President and Chief Financial Officer
	Raymond J. Seabrook		October 28, 2005
(3)	Principal Accounting Officer:
	/s/ Douglas K. Bradford		Vice President and Controller
	Douglas K. Bradford		October 28, 2005
(4)	A Majority of the Board of Directors:
	/s/ Howard M. Dean	*	Director
	Howard M. Dean		October 28, 2005
	/s/ Hanno C. Fiedler	*	Director
	Hanno C. Fiedler		October 28, 2005
	/s/ R. David Hoover	*	Chairman of the Board and Director
	R. David Hoover		October 28, 2005
	/s/ John F. Lehman	*	Director
	John F. Lehman		October 28, 2005

/s/ Jan Nicholson	*	Director
Jan Nicholson		October 28, 2005
/s/ George A. Sissel	*	Director
George A. Sissel		October 28, 2005
/s/ George M. Smart	*	Director
George M. Smart		October 28, 2005
/s/ Theodore M. Solso	*	Director
Theodore M. Solso		October 28, 2005
/s/ Stuart A. Taylor II	*	Director
Stuart A. Taylor II		October 28, 2005
/s/ Erik H. van der Kaay	*	Director
Erik H. van der Kaay		October 28, 2005

*By R. David Hoover as Attorney-in-Fact pursuant to a Limited Power of Attorney executed by the directors listed above, which Power of Attorney has been filed with the Securities and Exchange Commission.

By: /s/ R. David Hoover
R. David Hoover
As Attorney-in-Fact
October 28, 2005

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 22, 2005 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in Ball Corporation’s Annual Report on Form 10-K for the year ended December 31, 2004. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PRICEWATERHOUSECOOPERS LLP
/s/ PricewaterhouseCoopers LLP
Denver, Colorado
October 28, 2005

CONSENT OF COUNSEL

The consent of Robert W. McClelland, Assistant General Counsel, Ball Corporation, is contained in his opinion filed as Exhibit 5 to this Form S-3 Registration Statement.

EXHIBIT INDEX

Exhibit Number	Description

5	Opinion of Robert W. McClelland re Legality of Shares

23	Consent of Robert W. McClelland is contained in his opinion filed as Exhibit 5 to this Registration Statement

24	Powers of Attorney